THIRD AMENDMENT

                         TO ORIGINAL LEASE AGREEMENT
                      DATED THE 21st DAY OF NOVEMBER, 1997


WHEREAS, by Lease Agreement dated November 21, 1997 (hereinafter referred to as the "Original Lease ") by and between AMERICAN CAPITOL INSURANCE COMPANY (hereinafter referred to as "Tenant") and REALTYCORP INTERNATIONAL GROUP, LC as owner (hereinafter referred to as "Landlord"), and two subsequent amendments, Tenant has leased space on the second, third and fourth floors in the Building located at 10555 Richmond Avenue, Houston, Harris County, Texas, which Original Lease, and subsequent two amendments, are scheduled for termination on November 20, 2002, and

WHEREAS, Tenant and Landlord desire to enter into this "Third Amendment to Original Lease Agreement," (herein referred to as the "Third Lease Amendment") to be effective November 1, 2001, whereby the lease relating to space on fourth floor will be terminated, and Tenant will lease only the space on the second and third floors, as hereinafter set forth; and

WHEREAS, as provided herein, the area of Net Rentable Area to which the Base Rental applies will be "flexible" so as to allow Tenant the opportunity to abate a portion of the applicable Base Rental in respect to portions ("space") of the Leased Premises not used by Tenant from time to time;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.   References to "Original Lease" and "Amendments"

References to the "Original Lease" shall be made herein. Unless otherwise explicitly stated herein, amendments to the Original Lease made by the First Lease Amendment made as of May 20, 1998, and the Second Lease Amendment made July 26, 1999, shall be ignored, and this Third Lease Amendment shall be deemed to be an amendment to the Original Lease. Any provision of the aforesaid previous two amendments is hereby deleted if, and to the extent that, it is in conflict with this Third Lease Amendment.

2.   Leased Premises

2.1  Subject to Base Rental Abatement relating to unused space

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as hereinafter set forth, Section 1.01 (c) of the Original Lease is hereby amended to change the amount of Net Rentable Area to 25,085 square feet (the "Leased Premises") as follows:

2.1.1  12,541 square feet on the 2nd floor, consisting of
            all of the Net Rentable Area on the 2nd floor.

2.1.2 12,544 square feet on the 3rd floor, consisting of all of the Net Rentable Area on the 3rd floor.

3.   Term, Renewal Option and Right of First Refusal

3.1 Section 1.02 (a) of the Original Lease is hereby amended to set the term of this Third Lease Amendment to commence on November 1, 2001 (the "Commencement Date") and to expire one hundred and twenty (120) months thereafter (the "Lease Expiration Date"), subject to termination prior thereto if Tenant exercises any of its rights of cancellation as hereinafter set forth.

3.2 Section 1.02 (c) of the Original Lease is hereby amended so that the option to renew the term of this Third Lease Amendment shall be for a period of sixty (60) months to commence immediately following the Lease Expiration Date. "Fair Market Rental Rate" as defined in the Original Lease is hereby modified to mean ninety-five percent (95%) of the annual gross rental rate per square foot of Net Rental Area determined by Landlord and Tenant as set forth in the Original Lease.

3.3 Section 1.02 (d) of the Original Lease is hereby amended to grant to Tenant Lease Options in respect to all available space in the Building (all such space not under lease as of the Effective Date and any other space that hereafter becomes available) ("Option Premises").

4.   Base Rental

4.1 Section 2.02 of the Original Lease is amended to change the Base Rental to the amounts as follows:

Subject to any Base Rental adjustments as set forth herein, Tenant hereby agrees to pay to Landlord a Base Rental per square foot, per year, payable in monthly installments, for the Leased
Premises as per the following schedule:

Commencement Date through:

First year:                                      $    13.41

Second year:                                          14.61

Third year:                                           14.91

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Fourth year:                                          15.66

Fifth year:                                           16.41

Sixth year:                                           15.26

Seventh year:                                         15.61

Eighth year:                                          15.96

Ninth year:                                           16.31

Tenth year:                                           16.66

4.2  In respect to any space within the Leased Premises that
Tenant is not using ("unused space"),the Base Rental for such space shall be suspended ("Base Rental Abatement") for any day that Tenant is not using such space as herein set forth. The amount of any Base Rental Abatement shall equal the number of square feet of such Net Rentable Area of unused space multiplied by the per square foot Base Rent applicable to the Leased Premises at the time in question, pro-rated per diem. Tenant shall designate the unused area of space by providing a written notice to Landlord, specifying therein the applicable number of square feet, the applicable amount of Base Rental Abatement and the date on which the non-use commenced. Similarly, if Tenant resumes use of any space that has been designated as unused space, Tenant shall designate the unused space that Tenant is returning to use by providing a written notice to Landlord, specifying therein the applicable number of square feet, the applicable amount of Base Rental Abatement that ceases to apply to such space and the date on which the resumption of use of such space commenced. The
monthly rent payments shall be adjusted to reflect such changes as they occur, and Additional Rental Adjustments shall apply only to Leased Premises less the amount of unused space that exists from time to time. Except for temporary cubicle structures or office furnishings occupying such space, Tenant shall not use any such unused space for storage or any other purposes. The unused space for which any Base Rental Abatement applies on and following the Commencement Date, and which will continue to apply until changed by written notice as aforesaid,is Two Thousand Two Hundred Thirty Three (2233) square feet on the 2nd floor as shown on
Exhibit 4.2 ("Initial Unused Space").  Accordingly, the amount of rent set forth in Section 4.1 is the Base Rental per square foot for the Leased Premises, and the number of square feet of unused space existing from time to time shall be deducted from the total Net Rentable Area of the Leased Premises to arrive at the amount of Base Rental due for the corresponding month. When making a designation of space to become unused space, or space that is being returned to use, as hereinabove provided, Tenant shall have, at the time of such designation, a good faith expectation that such designated space will remain so classified for not less than three months. Notwithstanding anything to the contrary contained herein, the aggregate amount of space which
Tenant will be allowed to   classify as unused space shall not
exceed four thousand five hundred (4,500) square feet.

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4.3  Tenant has been paying rent based on the lease of space existing prior to the Effective Date of this Third Lease Amendment, and the rent for the period beginning January 1, 2002, shall be adjusted by charging Tenant the amount of rent due under this Third Lease Amendment beginning January 1, 2002, and crediting Tenant with the amount of rent that Tenant has paid for the months beginning January 1, 2002, and the difference shall be settled by adjusting the amount of rent that Tenant will pay to Landlord when Tenant makes its rent payment ($12,526.22) due to Landlord for April, as set forth in Exhibit 4.3 attached hereto.

4.4 Landlord has sent an invoice to Tenant to charge for Tenant's share of increases in Building expenses for the years 1999-2000, and, subsequently, an invoice for January, 2001 through October, 2001. Landlord and Tenant have agreed to settle the amount of the invoice for the years 1999-2000 by reducing same by 50%, which Tenant has paid. Regarding the invoice for the 2001 period, it is agreed that Tenant will add to its rent for the months of April, 2002, through March, 2003, the amount of $2,000 per month in final settlement of the aforesaid invoice for 2001.

4.5  The "calendar year" referred to in the first sentence of
Section 2.03 (a) of the Original Lease shall mean the calendar year commencing January 1, 2002. The "Base Year" established in
Section 2.03 (c) of the Original Lease is hereby changed to the calendar year 2002. Landlord agrees to be diligent and to use its best efforts for provide to Tenant the statement comparing the Base Year's Operating Expenses and Operating Expenses for each such calendar year and other information as set forth in Section
2.03 (d) of the Original Lease within the one hundred twenty
(120) day period as set forth therein, and the failure by Landlord to provide said statement and information within one hundred eighty (180) days shall result in Tenant's having no obligation to pay the Tenant's Additional Rental Adjustment as set forth therein.

5.   Parking


5.1 Section 3.04 (a) of the Original Lease is hereby amended to provide that the number and location of covered parking spaces provided by Landlord to Tenant shall be as set forth on Exhibit 5.1, and that other parking spaces provided to Tenant (except for the covered parking spaces shown on Exhibit 5.1 which are allocated to one or more other Building tenants) shall be on a first-come-first-serve basis and shall be at all times sufficient to accommodate Tenant's customary parking needs.

6.   Leasehold Improvements

6.1 There are no Leasehold Improvements to be provided to Tenant by Landlord in connection with this Third Lease Amendment.

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8.   Tenant's Rights of Cancellation

8.1 Tenant shall have the right, or option, to terminate this Third Lease Amendment prior to the Termination Date, as follows:
Tenant (American Capitol Insurance Company) is 100% owned by Acap Corporation, which is a publicly owned corporation controlled by InsCap Corporation, which owns more than 45% of Acap's issued and outstanding common stock. InsCap is owned by certain individual stockholders. A "change of control" shall be deemed to occur if any one of the following events occurs: (a) the InsCap stockholders sell all of the stock they own in InsCap to one or more unrelated parties, or (b) InsCap sells all of the stock it owns in Acap to one or more unrelated parties, or (c) Acap sells all of the stock it owns in American Capitol to one or more unrelated parties. "Unrelated" as used in the immediately preceding sentence means a party or parties who are not members of the group that comprises the above identified stockholders, i.e., existing InsCap stockholders, InsCap, or Acap. In the event of a change of control as herein defined, Tenant shall have the option of terminating this Third Lease Amendment by providing Landlord not less than six months advance written notice, setting forth the lease termination date. Said option may be exercised at any time, provided that the lease termination date will be no earlier than two years from the Commencement Date. If the lease termination date occurs in the third year, Tenant shall pay a "termination" fee equal to the rent otherwise (but for the termination) applicable to the six months following the lease termination date. If the termination occurs in the fourth year, Tenant shall pay a "termination" fee equal to the rent otherwise (but for the termination) applicable to the three months following the lease termination date. If the termination occurs thereafter, no "termination" fee shall be due. In addition, Tenant shall have the option, exercisable in its sole discretion and without limitation or restriction of any kind, to terminate this lease at any time after five years from the Commencement Date by providing Landlord advance written notice not less than six (6) months in advance of the intended date of termination, stating in such notice the intended date of termination. In the event of termination of this Third Lease Amendment within the requirements set forth in this Section 8.1, Landlord and Tenant shall have no obligation to each other following the applicable termination date except for any obligation or obligations arising under this Third Lease Amendment on or prior to such termination date.

Except as modified herein, all terms and conditions of the Original Lease dated November 21, 1997, and the First Amendment to the Original Lease by and between Tenant and Landlord shall apply.

This Third Lease Amendment is entered into by the parties on March 19, 2002 ("Effective Date"), but it shall apply to the period beginning on the Commencement Date.

IN WITNESS WHEREOF, the parties hereto execute this Third
Lease Amendment to the Original Lease in multiple counterparts.

              [Signatures appear on next page.

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Landlord:

REALTYCORP INTERNATIONAL GROUP, LC


By: ----------------------------------------------------------
Ayaz I. Nasser, President


Tenant:


AMERICAN CAPITOL INSURANCE COMPANY


By: ----------------------------------------------------------
William F. Guest, Chairman
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                     EXHIBITS


Exhibit 4.2 is the Floor Plan of the SECOND FLOOR


Exhibit 4.3 is:

Calculation of Amount Due RealtyCorp from
American Capitol as of April 1, 2002 based on
Third Amendment to Lease Agreement


           Amount      Amount       Credit
            Paid      Payable       Due AC
            ----      -------       ------

Jan-02   33,397.24   28,393.61    (5,003.63)
Feb-02   33,397.24   28,393.61    (5,003.63)
Mar-02   33,397.24   28,393.61    (5,003.63)
                                 -----------

                    Total credit (15,010.89)
        April 2002 base rent      25,537.11
        April 2002 extra rent      2,000.00
                                 -----------

                   Total due      12,526.22
                                 ===========


Exhibit 5.1

AMERICAN CAPITOL BUILDING
RESERVED COVERED PARKING ALLOCATION TO
AMERICAN CAPITOL INSURANCE COMPANY ("AC")

Exhibit 5.1 is an outline of the parking lot indicating which parking spaces have been allotted to American Capitol:

This includes:

Parking spaces 1 through 12 (2 through 6 have been designated for Handicap parking) for the first row, spaces 19 through 28 for the second row and spaces 29 through 38 for the third and final row.
4